FORUM FUNDS

BYLAWS

As Amended April 14, 2009

These Bylaws of Forum Funds (the “Trust”), a Delaware statutory trust, are subject to the provisions of the Trust Instrument of the Trust as from time to time amended, supplemented or restated (the “Trust Instrument”).  Any capitalized terms used herein that are defined in the Trust Instrument are used as therein defined.

ARTICLE I
PRINCIPAL OFFICE

The principal office of the Trust shall be located in Portland, Maine, or such other location as the Trustees may, from time to time, determine.  The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

ARTICLE II
TRUSTEES; POWERS AND DUTIES OF COMMITTEES; AND OFFICERS

Section 2.01  Management of the Trust.  The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and they shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, the Trust Instrument or these Bylaws.

Section 2.02  Committees.  The Trustees may elect from their own number an executive committee, which shall have any or all the powers of the Trustees while the Trustees are not in session.  The Trustees may also elect other committees from time to time.  Any committee may be composed of Trustees, officers or others as the Trustees shall determine.  The number composing such committees and the powers conferred upon the same are to be determined by vote of a majority of the Trustees.  All members of such committees shall hold such offices at the pleasure of the Trustees.  The Trustees may abolish any such committee at any time.  Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees.  The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

Section 2.03  Chairman of the Board.  The Trustees shall appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees.  When present, he shall preside at all meetings of the Shareholders and the Trustees, and he may appoint a Trustee or officer of the Trust to preside at such meetings in his absence.  He shall perform such other duties as the Trustees may from time to time designate.

Section 2.04  Officers.  The officers of the Trust shall be one or more Presidents, one or more Chief Financial Officers, one or more Chief Compliance Officers, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect.  The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.  It shall not be necessary for any officer to be a holder of Shares.  In addition to those duties described herein, each officer shall perform such additional duties as the Trustees may from time to time designate.

Section 2.05  Election of Officers.  The Presidents, Chief Financial Officers, Chief Compliance Officers, the Treasurer, the Secretary and, subject to the delegation authority set forth in Sections 2.04 and 2.17 hereof, all other officers shall be chosen by the Trustees.  Two or more offices may be held by a single person except the offices of President and Secretary.  Subject to the provisions of Section 2.19 hereof, each President, each Chief Financial Officer, each Chief Compliance Officer, the Treasurer and the Secretary shall hold office until their successors are chosen and qualified or they resign; and all other officers shall hold office at the pleasure of the Trustees.

Section 2.06  Resignations of Officers.  Any officer of the Trust may resign by filing, or by causing his or her agent to file, a written resignation with the Chairman or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.

Section 2.07  Compensation of Officers and Trustees.  Each Trustee, committee member and officer of the Trust may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by the Trustees.  The Chief Compliance Officers of the Trust shall receive reasonable compensation, from the Trust or otherwise, for the performance of his duties as the Board of Trustees may from time to time determine.

Section 2.08  President.  The President shall be the principal executive officer in relation to the Series with respect to which he is appointed and, with respect to such Series, shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust with respect to such Series.  A President may be appointed with respect to more than one Series.  Without limiting the generality of the foregoing, a President shall be the person that shall execute documents and forms required to be executed by the Trust’s “principal executive officer” with respect to the Series under applicable Federal securities laws.  The President shall see that all instructions and resolutions of the Trustees with respect to such Series are carried into effect and shall perform such other duties as may be prescribed by the Board of Trustees.  A President shall, with respect to the applicable Series, (1) review and execute amendments to the Trust’s registration statements, both individually and as power of attorney for the Trustees as requested, (2) certify shareholder reports, including portfolio holdings reports, pursuant to or under the Sarbanes-Oxley Act of 2002, as amended, or other Federal securities laws, and (3) design, establish, maintain and evaluate the Trust’s internal controls to the extent and in the manner required under applicable law.  In the absence of a President for a Series, the Executive Vice President for such Series shall be the President for such Series.

Section 2.09  Chief Financial Officer.  Each Chief Financial Officer shall be the principal financial officer in relation to the Series with respect to which he is appointed and, with respect to such Series, shall furnish such reports regarding the business and condition of such Series as the Trustees may from time to time require.  A Chief Financial Officer may be appointed with respect to more than one Series.  Without limiting the generality of the foregoing, a Chief Financial Officer shall be the person that shall execute documents and forms required to be filed by the Trust’s “principal financial officer” with respect to the Series under applicable Federal securities laws.  A Chief Financial Officer shall, with respect to the applicable Series, (1) review and execute amendments to the Trust’s registration statements, (2) review and execute the Trust’s Federal, state and other tax returns, (3) certify shareholder reports, including portfolio holdings reports, pursuant to or under the Sarbanes-Oxley Act of 2002, as amended, or other Federal securities laws, and (4) design, establish, maintain and evaluate the Trust’s internal controls to the extent and in the manner required under applicable law.  In the absence of a Chief Financial Officer for a Series, the President for such Series shall be the Chief Financial Officer for such Series.  In the absence of a Chief Financial Officer for a Series and President for the Series, then the Treasurer shall be the Chief Financial Officer for such Series.

Section 2.10  Chief Compliance Officer.  Each Chief Compliance Officer (“CCO”) shall be the principal compliance officer in relation to the Series with respect to which he is appointed and, with respect to such Series, shall be responsible for administering the Trust's policies and procedures, adopted in accordance with Rule 38a-1 under the Investment Company Act of 1940, as amended (“Rule 38a-1”), or otherwise, that are reasonably designed to prevent violation of federal securities laws in connection with the Trust's activities.  The Chief Compliance Officer shall be authorized to compel all officers, employees and agents of the Trust to produce the books and records of each Series investment adviser, administrator, distributor, transfer agent and other service provider (each a "Service Provider") to the Trust and shall have all such other powers and perform such other duties as are consistent with the administration of the Trust's compliance policies and procedures and the CCO’s other responsibilities under Rule 38a-1 and as shall from time to time be prescribed by the Board of Trustees.  The CCO shall make recommendations  to the Trust and the Service Providers as to any  amendments  that the CCO  believes  are  necessary  and desirable  to  carry  out  or  improve  the compliance policies  and procedures.  The CCO shall be subject to the oversight of the Board of Trustees, which shall have the exclusive authority to hire and remove the Chief Compliance Officer.  The Chief Compliance Officer shall prepare and make the annual report to the Board concerning the compliance policies and procedures as required by Rule 38a-1.

Section 2.11  Treasurer.  The Treasurer shall be the principal accounting officer of the Trust.  He shall deliver to such company as the Trustees shall employ as Custodian for the applicable Series all funds and securities of the Trust which may come into his hands.  He shall make annual reports regarding the accounting affairs of the Trust and its Series.  In the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.

Section 2.12  Secretary.  The Secretary shall act under the direction of the President.  The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings.  If so instructed by the Chairman (or, in the absence of the Chairman, by the President), the Secretary may preside at meetings of the Shareholders and Trustees.  He shall have the custody of the seal of the Trust.   In the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

Section 2.13  Vice President.  Any Vice President of the Trust shall perform such duties as the Trustees may from time to time designate.  A Vice President may be appointed to perform duties solely with respect to one or more Series.

Section 2.14  Assistant Treasurer.  Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer may from time to time designate.

Section 2.15  Assistant Secretary.  Any Assistant Secretary of the Trust shall perform such duties as the Trustees or the Secretary may from time to time designate.

Section 2.16  Anti-Money Laundering (“AML”) Compliance Officer.  The AML Compliance Officer for the Trust shall be responsible for implementing, overseeing and enforcing the Trust’s AML Program.

Section 2.17  Subordinate Officers.  The Trustees from time to time may appoint such officers or agents, as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.  The Trustees from time to time may delegate to one or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 2.18  Surety Bonds.  The Trustees may require any officer or agent of the Trust to execute a bond (including without limitation, any bond required by the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission) to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust’s property, funds or securities that may come into his hands.

Section 2.19  Removal.  Any officer may be removed from office whenever in the judgment of the Trustees the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees given at any regular meeting or any special meeting of the Trustees.  In addition, any officer or agent appointed in accordance with the provisions of Section 2.17 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

Section 2.20  Remuneration.  The salaries or other compensation, if any, of the officers of the Trust shall be fixed from time to time by resolution of the Trustees. The Chief Compliance Officer of the Trust shall receive reasonable compensation, from the Trust or otherwise, for the performance of his duties as the Board of Trustees, may from time to time determine.

ARTICLE III
SHAREHOLDERS' MEETINGS

Section 3.01  Special Meetings.  A special meeting of the Shareholders shall be called by the Secretary whenever (a) ordered by the Trustees or (b) requested in writing by the holder or holders of at least 10% of the Outstanding Shares entitled to vote.  If the Secretary, when so ordered or requested, refuses or neglects for more than 30 days to call such special meeting, the Trustees or the Shareholders so requesting, may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.  If the meeting is a meeting of the Shareholders of one or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one or more Series or classes shall be called and only the Shareholders of such one or more Series or classes shall be entitled to notice of and to vote at such meeting.

Section 3.02  Notices.  Except as provided in Section 3.01, notices of any meeting of the Shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen (15) days before the meeting, to such address as may be registered with the Trust by the Shareholder.  Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy.  Notice of adjournment of a Shareholder's meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.

Section 3.03  Voting; Proxies.  Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (a) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (b) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven (11) months before the meeting.  Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice from any one of them.  Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.  A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger.  At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.  Except as otherwise provided herein or in the Trust Instrument, as these Bylaws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 3.04  Place of Meeting.  All special meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place in the United States as the Trustees may designate.

Section 3.05  Action Without a Meeting.  Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter (or such lower number as may be permitted by applicable law and the Trust Instrument) consent to the action in writing and the written consents are filed with the records of meetings of Shareholders of the Trust.  Such consent shall be treated for all purposes as a vote at a meeting of the Shareholders held at the principal place of business of the Trust.

ARTICLE IV
TRUSTEES’ MEETINGS

Section 4.01  Special Meetings.  Special meetings of the Trustees may be called orally or in writing by the Chairman or any two other Trustees.

Section 4.02  Regular Meetings.  Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine; each Trustee present at such determination shall be deemed a party calling the meeting and no call or notice will be required to such Trustee provided that any Trustee who is absent when such determination is made shall be given notice of the determination by the Chairman or any two other Trustees, as provided for in Section 4.04 of the Trust Instrument.

Section 4.03  Quorum.  A majority of the Trustees shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

Section 4.04  Notice.  Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for the Section 4.04 of the Trust Instrument.  A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

Section 4.05  Place of Meeting.  All special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate.  Any meeting may adjourn to any place.

Section 4.06  Special Action.  When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

Section 4.07  Action by Consent.  Any action by the Trustees may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting.  Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

Section 4.08  Participation in Meetings By Other Means.  Trustees may participate in a meeting of Trustees by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other or, as permitted by applicable law, see a contemporaneous transcription of the proceedings, and such participation shall constitute presence in person at such meeting.  Any meeting so conducted shall be deemed to take place at and from the principal office of the Trust.

ARTICLE V
SHARES OF BENEFICIAL INTEREST

Section 5.01  Beneficial Interest.  The beneficial interest in the Trust shall at all times divided into such transferable Shares of one or more separate and distinct Series, or classes thereof, as the Trustees shall from time to time create and establish.  The number of Shares is unlimited, and each Share of each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preference are established with respect to one or more classes of Shares consistent with applicable law and any rule or order of the Commission.

Section 5.02  Transfer of Shares.  The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

Section 5.03  Equitable Interest Not Recognized.  The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as equitable or other claim or interest in such Share or Shares on the part of any other person except as may be otherwise expressly provided by law.

Section 5.04  Share Certificate.  No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise authorize.  The Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally.  In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form proscribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.  Such signatures may be facsimiles if the certificate is signed by a transfer or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust.  In case any officer who has signed or whose facsimile signature has been placed on certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trusts for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

Section 5.05  Loss of Certificates.  In the case of the alleged loss or destruction or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe or, in the absence thereof, on standard commercial terms and in accordance with the usual practices and policies of the Series’ transfer agent.

Section 5.06  Discontinuance of Issuance of Certificates.  The Trustees may at any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation.  Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

ARTICLE VI
MISCELLANEOUS

Section 6.01  Ownership of Assets of the Trust.  The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession or colony of the United States or the laws of the United States.

Section 6.02  Inspection of Books.  The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholder; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

Section 6.03  Insurance.  The Trust may purchase and maintain insurance on behalf of any Trustee, officer or employee of the Trust (“Covered Person”), including any Covered Person who is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Section 6.04  Fiscal Year.  the fiscal year of the Trust shall end on May 31 of each year and that the next fiscal year shall begin upon the following day.  The Trustees shall determine the fiscal year of each Series of the Trust and such fiscal years may differ from the fiscal year of the Trust.

Section 6.05  Amendments.  Tthe Trustees may, without Shareholder vote, amend or otherwise supplement these Bylaws.

Section 6.06  Provisions in Conflict With Law or the Trust Instrument.  The provisions of these Bylaws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Trust Instrument, the Investment Company Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.  If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any matter affect such provisions in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

Section 6.07  Interpretation.  A copy of these Bylaws and of each amendment hereof shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of these Bylaws or of any such amendment.  In these Bylaws or in any such amendment, references to these Bylaws, and all expressions like "herein," "hereof” and "hereunder," shall be deemed to refer to these Bylaws as amended.  All expressions like "his", "he" and "him", shall be deemed to include the feminine and neuter, as well as masculine, genders.  Headings are placed herein for convenience of reference only and in case of any conflict, the text of these Bylaws, rather than the headings, shall control.

Section 6.08  Determination of Board of Trustees.  Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Trustees shall be final, binding and conclusive on all parties in interest.

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